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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-201746

This preliminary prospectus supplement relates to an effective registration statement, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated February 5, 2015

Prospectus Supplement
(To prospectus dated February 4, 2015)

          $

MUFG Americas Holdings Corporation

$            % Senior Notes due 2018
$            % Senior Notes due 2020
$            % Senior Notes due 2025
$            Floating Rate Senior Notes due 2018

          MUFG Americas Holdings Corporation is offering $            aggregate principal amount of its        % Senior Notes due 2018 (the "2018 fixed rate notes"), $            aggregate principal amount of its        % Senior Notes due 2020 (the "2020 fixed rate notes"), $            aggregate principal amount of its         % Senior Notes due 2025 (the "2025 fixed rate notes" and, together with the 2018 fixed rate notes and the 2020 fixed rate notes, the "fixed rate notes"), and $            aggregate principal amount of its Floating Rate Senior Notes due 2018 (the "floating rate notes" and, together with the fixed rate notes, the "notes").

          Interest on each series of the fixed rate notes is payable on            and            of each year, beginning on            , 2015. Interest on the floating rate notes is payable on            ,            ,            , and            of each year, beginning on            , 2015. The floating rate notes will bear interest at a floating rate equal to the three-month London Interbank Offered Rate ("LIBOR") plus        %. The 2018 fixed rate notes will mature on            , 2018, the 2020 fixed rate notes will mature on             , 2020, the 2025 fixed rate notes will mature on            , 2025, and the floating rate notes will mature on            , 2018. We may redeem the notes, in whole or in part, prior to maturity, only at the times and at the redemption prices described in this prospectus supplement. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

          The notes will be our senior unsecured obligations and will rank senior to all of our existing and future subordinated debt and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt. We do not plan to list the notes on any national securities exchange.

          Investing in the notes involves certain risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the notes.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

          The notes are not savings accounts, deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Price to Public	Underwriting Discounts	Proceeds to Us (before expenses)

Per 2018 Fixed Rate Note	%	%	%

Total	$	$	$

Per 2020 Fixed Rate Note	%	%	%

Total	$	$	$

Per 2025 Fixed Rate Note	%	%	%

Total	$	$	$

Per Floating Rate Note	%	%	%

Total	$	$	$

          The price to the public set forth above does not include accrued interest, if any. Interest on the notes will accrue from                        , 2015.

          We expect that delivery of the notes will be made only in book-entry form through the facilities of The Depository Trust Company for the accounts of its direct and indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking S.A., on or about                        , 2015.

Joint Book-Running Managers

Morgan Stanley	Barclays	BofA Merrill Lynch	MUFG

The date of this prospectus supplement is                  , 2015.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to this offering. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information" in this prospectus supplement.

        This document is not a prospectus for the purposes of Directive 2003/71/EC (and any amendments thereto) as implemented in member states of the European Economic Area (the "Prospectus Directive"). This document has been prepared on the basis that all offers of notes offered hereby made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of such notes.

        The communication of this document and any other document or materials relating to the issue of any notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Financial Promotion Order"), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

        We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Accordingly, you should rely solely on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by or on behalf of us and the documents incorporated by reference herein or therein. This prospectus supplement and the accompanying prospectus may be used only for the purpose for which it has been prepared.

        We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer of, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an

ii

offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to "MUFG Americas Holdings Corporation," "MUAH," "the Company," "we," "our," "us" or similar terms refer to MUFG Americas Holdings Corporation, together with its subsidiaries. The notes described in this prospectus supplement will not be obligations of, or guaranteed by, our indirect parent company, Mitsubishi UFJ Financial Group, Inc., or any other affiliate of ours.

        On the front cover and back cover of this prospectus supplement and the accompanying prospectus, references to "MUFG" shall refer to Mitsubishi UFJ Securities (USA), Inc. and, where used elsewhere in this prospectus supplement and the accompanying the prospectus, shall refer to Mitsubishi UFJ Financial Group, Inc.

iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the notes. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" sections contained and incorporated by reference herein, and the documents incorporated by reference herein, which are described under "Where You Can Find More Information".

 MUFG Americas Holdings Corporation

        We are a financial holding company and bank holding company whose principal subsidiary is MUFG Union Bank, N.A. ("MUB" or the "Bank"). We are a wholly-owned subsidiary of The Bank of Tokyo—Mitsubishi UFJ, Ltd. ("BTMU") which is a wholly-owned subsidiary of Mitsubishi UFJ Financial Group, Inc. ("MUFG"). Prior to July 1, 2014, MUFG Americas Holdings Corporation was named UnionBanCal Corporation and MUFG Union Bank, N.A. was named Union Bank, N.A.

        We service Corporate Banking, Investment Banking & Markets, and certain Transaction Banking customers through the MUFG brand and continue to serve Retail Banking & Wealth Markets, Commercial Banking, and Transaction Banking customers through the Union Bank brand. We provide a wide range of financial services to consumers, small businesses, middle-market companies and major corporations, both nationally and internationally. The Company had total consolidated assets of approximately $110.9 billion at September 30, 2014.

        The Company's leadership is bicoastal with Retail Banking & Wealth Markets, Commercial Banking, and Transaction Banking leaders on the West Coast. Corporate Banking and Investment Banking & Markets leaders are based in New York City. The corporate headquarters (principal executive office) for MUB and MUAH is in New York City. MUB's main banking office is in San Francisco. Our website is located at http://www.unionbank.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of this website into this prospectus supplement and the accompanying prospectus.

The Offering

        In this portion of the "Prospectus Supplement Summary", references to "MUAH", "we", "us" and "our" or similar words shall refer to MUFG Americas Holdings Corporation on a stand-alone basis and excluding its subsidiaries.

Issuer	MUFG Americas Holdings Corporation, a Delaware corporation.
Title	% Senior Notes due 2018.
% Senior Notes due 2020.
% Senior Notes due 2025.
Floating Rate Senior Notes due 2018.
Aggregate Principal Amount Being Issued	For the 2018 fixed rate notes, $ .
For the 2020 fixed rate notes, $ .
For the 2025 fixed rate notes, $ .

For the floating rate notes, $ .
Denominations	$2,000 and integral multiples of $1,000 in excess of $2,000.
Issue Date	, 2015.
Maturity Date	For the 2018 fixed rate notes, , 2018.
For the 2020 fixed rate notes, , 2020.
For the 2025 fixed rate notes, , 2025.
For the floating rate notes, , 2018.
Interest Rate	For the 2018 fixed rate notes, % per annum.
For the 2020 fixed rate notes, % per annum.
For the 2025 fixed rate notes, % per annum.
For the floating rate notes, LIBOR plus % per annum.
Price to Public	For the 2018 fixed rate notes, % of their principal amount plus accrued interest, if any, from , 2015 if settlement occurs after that date.
For the 2020 fixed rate notes, % of their principal amount plus accrued interest, if any, from , 2015 if settlement occurs after that date.
For the 2025 fixed rate notes, % of their principal amount plus accrued interest, if any, from , 2015 if settlement occurs after that date.
For the floating rate notes, % of their principal amount plus accrued interest, if any, from , 2015 if settlement occurs after that date.
Day Count Convention

For the fixed rate notes, interest will be calculated on the basis of a 360-day year of twelve 30-day months. For the floating rate notes, interest will be calculated on the basis of the actual number of days in each quarterly interest period and a 360-day year.

Date Interest Starts Accruing	, 2015.
Interest Payment Dates	For the fixed rate notes, every and , beginning on , 2015.
For the floating rate notes, every , , and , beginning on , 2015.
Form of Notes

The notes will be issued as global securities, and may be withdrawn from the depositary only in the limited situations described in the accompanying prospectus under "Legal Ownership and Book-Entry Issuance".

Name of Depositary

The Depository Trust Company ("DTC"). Indirect holders that trade their beneficial interests in the global securities through DTC (including its indirect participants, Euroclear and Clearstream) must trade in DTC's same-day funds settlement system and pay in immediately available funds.

Optional Redemption

We may redeem the notes, in whole or in part, prior to maturity, only at the times and at the redemption prices described in this prospectus supplement. See "Description of the Notes—Optional Redemption" in this prospectus supplement.

Indenture, Trustee and Calculation Agent

We will issue the notes under an indenture dated as of December 8, 2003 (the "indenture") with The Bank of New York Mellon Trust Company, N.A., as trustee (the "trustee"). We will appoint the trustee as the calculation agent with respect to the floating rate notes (the "calculation agent")

Governing Law	The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.
Ranking

The notes will be our senior unsecured obligations and will rank senior to all of our existing and future subordinated debt, will rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt and will be effectively subordinated to any secured indebtedness we incur, to the extent of the value of the assets securing the same, and structurally subordinated to all existing and future indebtedness of our subsidiaries, including MUB.

Issuance of Additional Notes

We may, from time to time, without notice to or consent of the holders of the notes of any series, issue additional notes of the same series under the indenture having the same terms as the notes of such series in all respects, except for the issue date, the issue price and the initial interest payment date; provided that such additional notes are fungible for U.S. federal income tax purposes with the notes of such series offered hereby.

Use of Proceeds

We expect to receive net proceeds from the notes offering of approximately $          , after deducting estimated expenses and underwriting discounts. We intend to use the net proceeds of this offering for general corporate purposes, including working capital, acquisitions and other business opportunities. Pending final use, we may invest the net proceeds from this offering in deposits or other instruments issued by MUB.

Risk Factors

An investment in the notes is subject to risks. Please refer to the "Risk Factors" section in this prospectus supplement and in the "Risk Factors" section included in our Annual Report on Form 10-K for the year ended December 31, 2013, as well as other reports or information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in the notes.

Conflicts of Interest

As a result of our indirect parent, Mitsubishi UFJ Financial Group, Inc. ("MUFG"), beneficially owning more than 10% of the common equity of Mitsubishi UFJ Securities (USA), Inc. and Morgan Stanley, the parent company of Morgan Stanley & Co. LLC, each an underwriter, a "conflict of interest" exists within the meaning of FINRA Conduct Rule 5121 of the Financial Industry Regulatory Authority ("Rule 5121") between us and these underwriters. Accordingly, this offering will be made in compliance with the requirements of Rule 5121. See "Underwriting—Relationships; Conflicts of Interest" in this prospectus supplement.

RISK FACTORS

        In considering whether to invest in the notes, you should carefully consider the risks described below and the other information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in the notes involves risk. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the notes.

Risks Relating to MUAH

        Please refer to "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and in any subsequent filings incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of risk factors affecting our business and the industry that we operate in.

Risks Relating to the Notes

The notes are structurally subordinated to all liabilities of MUAH's subsidiaries.

        The notes are structurally subordinated to all liabilities of MUAH's subsidiaries (including MUB), including without limitation, subsidiary indebtedness for borrowed money, deposits and trade payables. None of MUAH's subsidiaries has guaranteed or is otherwise obligated with respect to the notes. MUAH's right to receive assets from any of its subsidiaries upon its liquidation or reorganization, and the right of the holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary's creditors, including trade creditors. Even if MUAH were a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by MUAH. As of September 30, 2014, our subsidiaries (including MUB) had $92 billion of deposits, commercial paper and other short-term borrowings, long-term indebtedness and trade payables to which the notes would have been structurally subordinated.

        Furthermore, none of MUAH's subsidiaries is under any obligation to make payments to MUAH, and any payments to MUAH would depend on the earnings or financial condition of its subsidiaries and various business considerations. As a holding company, a substantial portion of our cash flow typically comes from dividends our bank and non-bank subsidiaries pay to us. Statutory, contractual or other restrictions restrict MUAH's subsidiaries' ability to pay dividends or make distributions, loans or advances to MUAH. For these reasons, MUAH may not have access to any assets or cash flows of its subsidiaries to make payments on the notes.

Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the notes.

        In addition to our currently outstanding indebtedness and any additional indebtedness we may incur pursuant to this offering, we may be able to borrow substantial additional indebtedness in the future. Except to the extent described under "Description of the Notes—Restrictions on Liens" in this prospectus supplement, the indenture does not limit the amount of indebtedness (whether secured or unsecured) that we or our subsidiaries could incur in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase.

        Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the notes, including:

  •
  limiting our ability to satisfy our obligations with respect to the notes;

  •
  increasing our vulnerability to general adverse economic and industry conditions;

  •
  limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

  •
  requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

  •
  putting us at a disadvantage compared to competitors with less indebtedness.

        The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt and will be effectively subordinated to any secured indebtedness that we incur. We currently have no secured indebtedness outstanding. As of September 30, 2014, we had $398 million of long-term indebtedness and commercial paper and other short-term borrowings outstanding that would have ranked equally in right of payment with the notes.

The notes will not contain restrictive covenants that will necessarily protect holders of notes in the event of a highly leveraged transaction.

        Except to the extent described under "Description of the Notes—Restrictions on Sale of Voting Stock of a Principal Subsidiary and "—Restrictions on Liens" in this prospectus supplement, the indenture governing the notes does not contain restrictive covenants that would protect you from many kinds of transactions that may adversely affect you, including highly leveraged transactions such as a reorganization, recapitalization, restructuring, merger or other similar transactions involving us, whether or not in connection with a change of control. For instance, the indenture does not contain covenants limiting any of the following:

  •
  the payment of dividends to our shareholder;

  •
  the incurrence of additional indebtedness by us or our subsidiaries;

  •
  the issuance of stock by us or our subsidiaries;

  •
  our ability and our subsidiaries' ability to enter into sale/leaseback transactions;

  •
  our creation of restrictions on the ability of our subsidiaries to make payments to us;

  •
  our ability to engage in asset sales; and

  •
  our ability or our subsidiaries' ability to enter into certain transactions with affiliates.

        As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or the credit ratings of our debt securities, or otherwise adversely affect the holders of the notes. The indenture and the notes do not contain provisions that permit the holders of the notes to require us to redeem or repurchase the notes in the event of a takeover, recapitalization or similar transaction.

Changes in our credit ratings or changes in the credit markets could adversely affect the market price of the notes.

        Following this offering, the market price for the notes will be based on a number of factors, including:

  •
  our ratings with credit rating agencies;

  •
  the prevailing interest rates being paid by other companies similar to us; and

  •
  the overall condition of the financial markets, many of which have experienced substantial turbulence over the past few years.

        The condition of the credit markets and prevailing interest rates has fluctuated historically and is likely to continue to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price and liquidity of the notes.

        In addition, credit rating agencies continually revise their ratings for the companies that they follow, including us. We cannot be sure that rating agencies will maintain their current credit ratings on, or ratings methodologies applicable to, the notes. A negative change in our credit ratings could have an adverse effect on the market price of the notes.

        In addition, although we generally fund our operations independently of our parent companies, MUFG and BTMU, if BTMU's and MUFG's credit ratings or financial condition or prospects were to decline, this could adversely affect our credit rating or harm our reputation or perceived creditworthiness and adversely affect the price and liquidity of the notes.

Uncertainty relating to the LIBOR calculation process may adversely affect the value of your floating rate notes.

        Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers' Association ("BBA") in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR.

        Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined. At this time, it is not possible to predict the effect of any such changes and any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes may adversely affect the trading market for LIBOR-based securities, including the floating rate notes.

An active trading market may not develop for the notes.

        There is no existing market for the notes and there can be no assurance that significant trading for the notes will develop or if a market does develop, that it will be maintained or that holders of notes will be able to sell their notes. Although MUAH has been advised that the underwriters intend to make a market in the notes, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the notes.

USE OF PROCEEDS

        We expect to receive net proceeds from the notes offering of approximately $            , after deducting estimated expenses and underwriting discounts. We intend to use the net proceeds of this offering for general corporate purposes, including working capital, acquisitions and other business opportunities. Pending final use, we may invest the net proceeds from this offering in deposits or other instruments issued by MUB.

CAPITALIZATION

        The following table sets forth our consolidated capitalization, as of September 30, 2014:

  •
  On an actual basis; and

  •
  As adjusted to give effect to the sale of the notes pursuant to this prospectus supplement.

        This information should be read together with our consolidated financial statements and other financial information set forth in our Quarterly Report on Form 10-Q for the period ended September 30, 2014 and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

(Dollars in millions except for per share amount)	September 30, 2014	As Adjusted
Short Term Borrowings
Federal funds purchased and securities sold under repurchase agreements, with a weighted average interest rate of 0.09%	$302		$302
Commercial paper, with a weighted average interest rate of 0.14% at September 30, 2014	3,322		3,322
Term federal funds purchased, with a weighted average interest rate of 0.14% at September 30, 2014	252		252

Total commercial paper and other short-term borrowings	$3,876		$3,876

Debt issued by MUFG Americas Holdings Corporation
Senior debt:
Fixed rate % notes due 2018	$—	$
Floating rate notes due 2018	—
Fixed rate % notes due 2020	—
Fixed rate 3.50% notes due June 2022	398		398
Fixed rate % notes due 2025	—
Subordinated debt:
Floating rate subordinated debt due December 2023. This note, which bears interest at 1.38% above 3-month LIBOR, had a rate of 1.61% at September 30, 2014	300		300
Junior subordinated debt payable to trusts(1):
Floating rate notes with maturities ranging from March 2033 to September 2036. These notes bear a combined weighted-average rate of 2.58% at September 30, 2014	66		66

Total debt issued by MUFG Americas Holdings Corporation	$764	$

(Dollars in millions except for per share amount)	September 30, 2014	As Adjusted
Debt issued by MUFG Union Bank, N.A. and other subsidiaries
Senior debt:
Fixed Federal Home Loan Bank advances with maturities ranging from February 2015 to February 2016. These notes bear a combined weighted-average rate of 2.56% at September 30, 2014	$800		$800
Fixed rate 3.00% notes due June 2016	699		699
Fixed rate 1.50% notes due September 2016	499		499
Floating rate notes due September 2016. These notes, which bear interest at 0.75% above 3-month LIBOR, had a rate of 0.99% at September 30, 2014	500		500
Fixed rate 2.125% notes due June 2017	499		499
Fixed rate 2.625% notes due September 2018	1,000		1,000
Fixed rate 2.250% notes due May 2019	497		497
Floating rate notes due May 2017. These notes, which bear interest at 0.40% above 3-month LIBOR, had a rate of 0.64% at September 30, 2014	250		250
Subordinated debt:
Fixed rate 5.95% notes due May 2016	712		712
Subordinated debt due to BTMU:
Floating rate subordinated debt due June 2023. This note, which bears interest at 1.2% above 3-month LIBOR, had a rate of 1.43% at September 30, 2014	750		750
Capital lease obligations with a combined weighted-average interest rate of 4.88% at September 30, 2014(1)	14		14

Total debt issued by MUFG Union Bank, N.A. and other subsidiaries	$6,220		$6,220

Total long-term debt	$6,984	$

MUAH stockholder's equity:
Preferred stock:
Authorized 5,000,000 shares; no shares issued or outstanding	$—		$—
Common stock, par value $1 per share:
Authorized 300,000,000 shares, 136,330,831 shares issued and outstanding as of September 30, 2014	136		136
Additional paid-in capital	7,223		7,223
Retained earnings	8,191		8,191
Accumulated other comprehensive loss	(499)		(499)

Total MUAH stockholder's equity	$15,051		$15,051

TOTAL CAPITALIZATION	$25,911	$

(1)
Long-term debt assumed through acquisitions

DESCRIPTION OF THE NOTES

        The following is a brief description of certain terms of the notes and the indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the indenture, which has been incorporated by reference into the registration statement to which this prospectus supplement relates. In this "Description of the Notes" and "Description of Debt Securities" in the accompanying prospectus, references to "MUAH", "we", "us" and "our" or similar words shall refer to MUFG Americas Holdings Corporation on a stand-alone basis and excluding its subsidiaries.

General

        We will issue each series of the notes as a separate series of senior debt securities under the indenture pursuant to an officer's certificate establishing the terms of the notes. The terms of the notes include those stated in the indenture and the officer's certificate and those made part of the indenture by reference to the Trust Indenture Act of 1939. We filed the indenture as an exhibit to the registration statement of which the accompanying prospectus forms a part. We will file the officer's certificate establishing the terms of the notes as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC on or about the issue date of the notes. The notes are not savings accounts, deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        We will issue the notes only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We may, without notice to or the consent of the holders of the notes of any series, issue additional notes of the same series as the notes of such series, having the same ranking and the same interest rate, maturity and other terms as the notes of such series (except for the issue date, issue price and the initial interest payment date); provided that such additional notes are fungible for U.S. federal income tax purposes with the notes of such series offered hereby. The notes of a series offered by this prospectus supplement and any additional notes of such series that we may issue in the future will constitute a single series of senior debt securities under the indenture.

Payment of Principal and Interest

Fixed Rate Notes

        The 2018 fixed rate notes will be issued in an initial aggregate principal amount of $             million and will mature on                         , 2018, the 2020 fixed rate notes will be issued in an initial aggregate principal amount of $             million and will mature on                        , 2020 and the 2025 fixed rate notes will be issued in an initial aggregate principal amount of $             million and will mature on                        , 2025.

        The 2018 fixed rate notes will bear interest at the rate of        % per annum, the 2020 fixed rate notes will bear interest at the rate of        % per annum and the 2025 fixed rate notes will bear interest at the rate of        % per annum. Interest on the fixed rate notes will begin to accrue on                        , 2015. MUAH will pay interest on the fixed rate notes on                                    and                                     of each year, beginning on                                    , 2015. Interest on the fixed rate notes will be paid on the basis of a 360-day year comprised of twelve 30-day months.

        If any interest payment date or the maturity date, or any date of earlier redemption, for the fixed rate notes falls on a day that is not a business day, the related payment of principal of or interest or premium, if any, on the fixed rate notes will be made on the next day that is a business day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount payable for the period from and after such interest payment date or maturity date or date of earlier redemption, as the case may be. A "business day" means any day that is not a Saturday or

Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the City of New York.

Floating Rate Notes

        The floating rate notes will be issued in an initial aggregate principal amount of $             million and will mature on                         , 2018.

        The floating rate notes will bear interest at a variable rate. The interest rate for the floating rate notes for a particular interest period will be a per annum rate equal to LIBOR, as determined on the applicable interest determination date by the calculation agent, plus        %. The interest rate on the floating rate notes will be reset on the first day of each interest period other than the initial interest period (each, an "interest reset date"). MUAH will pay interest on the floating rate notes quarterly on                        ,                         ,                         and                         of each year, beginning on                        , 2015. The interest determination date for the floating rate notes for each interest period other than the initial interest period will be the second London Business Day preceding the interest reset date for such interest period (the "interest determination date"). An "interest period" is the period commencing on an interest payment date (or, in the case of the initial interest period, commencing on                        , 2015) and ending on the day preceding the next interest payment date. The interest determination date for the initial interest period will be the second London Business Day preceding                                    , 2015.

        Interest on the floating rate notes will be calculated on the basis of the actual number of days in each quarterly interest period and a 360-day year. If any interest payment date (other than the maturity date) for the floating rate notes falls on a day that is not a business day, the related payment of interest on the floating rate notes will be made on the next day that is a business day, except that if that business day is in the immediately succeeding calendar month, such interest payment will be made on the next preceding business day, in each case, with interest accruing to the applicable interest payment date (as so adjusted). If the maturity date, or any date of earlier redemption, for the floating rate notes falls on a day that is not a business day, the related payment of principal of or interest on the floating rate notes will be made on the next day that is a business day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount payable for the period from and after the maturity date or date of earlier redemption, as the case may be.

        "LIBOR" will be determined by the calculation agent in accordance with the following provisions:

          (1)   With respect to any interest determination date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on Reuters Screen LIBOR01 Page (as hereinafter defined) as of 11:00 a.m., London time, on that interest determination date. If no rate appears, then LIBOR, in respect of that interest determination date, will be determined in accordance with the provisions described in (2) below.

          (2)   With respect to an interest determination date on which no rate appears on Reuters Screen LIBOR01 Page, as specified in (1) above, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the interest determination date by three major banks in the City of New York (which may include affiliates of the underwriters) selected by the calculation agent for loans in United States dollars to leading European banks, for a three-month period commencing on the first day of the applicable interest period and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided that if the banks selected by the calculation agent are not providing quotations in the manner described by this sentence, LIBOR will be the same as the rate determined for the immediately preceding interest reset date or if there is no immediately preceding interest reset date, LIBOR will be the same as the rate determined for the initial interest period.

        "Reuters Screen LIBOR01 Page" means the display designated on page "LIBOR01" on Reuters (or such other page as may replace the LIBOR01 page on that service or any successor service for the purpose of displaying LIBOR for U.S. dollar deposits of major banks).

        "London Business Day" means any day on which dealings in United States dollars are transacted on the London interbank market.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.986865% (or 0.08986865) being rounded to 8.98687% (or 0.0898687)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        The interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States laws of general application.

        The calculation agent will, upon the request of any holder of the floating rate notes, provide the interest rate then in effect with respect to the floating rate notes. All calculations made by the calculation agent in the absence of manifest error will be conclusive for all purposes and binding on us and the holders of the floating rate notes.

Provisions Applicable to All Notes

        Interest will be paid to the person in whose name each note is registered at the close of business on the fifteenth day (whether or not a business day) preceding the related interest payment date. We will pay principal of and interest on the notes, register the transfer of notes and exchange the notes at the office of the trustee currently located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602. So long as the notes are represented by one or more global debt securities, the principal and interest and premium, if any, payable on the notes will be paid to the nominee of DTC, as depositary, or its registered assigns as the registered owner of such global debt securities, by wire transfer of immediately available funds on the maturity date, or date of earlier redemption, and each of the applicable interest payment dates. If any of the notes are no longer represented by a global debt security, we have the option to pay interest by check mailed to the address of the person entitled to the interest. No service charge will be made for any transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable.

Optional Redemption

2018 Fixed Rate Notes

        The 2018 fixed rate notes will not be redeemable by us prior to                        , 2018 (one month prior to the maturity date of the 2018 fixed rate notes). On or after                        , 2018 (one month prior to the maturity date of the 2018 fixed rate notes), we may, at our option at any time and from time to time, redeem the 2018 fixed rate notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2018 fixed rate notes being redeemed plus accrued interest to the date of redemption.

2020 Fixed Rate Notes

        On or after                        , 2015 (six months after the issue date of the 2020 fixed rate notes) and prior to                        , 2020 (one month prior to the maturity date of the 2020 fixed rate notes), we may, at our option at any time and from time to time, redeem the 2020 fixed rate notes, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2020 fixed rate notes to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2020 fixed rate notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus            basis points plus, in each case, accrued interest to the date of redemption.

        On or after                        , 2020 (one month prior to the maturity date of the 2020 fixed rate notes), we may, at our option at any time and from time to time, redeem the 2020 fixed rate notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2020 fixed rate notes being redeemed plus accrued interest to the date of redemption.

2025 Fixed Rate Notes

        On or after                        , 2015 (six months after the issue date of the 2025 fixed rate notes) and prior to                        , 2025 (one month prior to the maturity date of the 2025 fixed rate notes), we may, at our option at any time and from time to time, redeem the 2025 fixed rate notes, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2025 fixed rate notes to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2025 fixed rate notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus            basis points plus, in each case, accrued interest to the date of redemption.

        On or after                        , 2025 (one month prior to the maturity date of the 2025 fixed rate notes), we may, at our option at any time and from time to time, redeem the 2025 fixed rate notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2025 fixed rate notes being redeemed plus accrued interest to the date of redemption.

Floating Rate Notes

        The floating rate notes will not be redeemable by us prior to                        , 2018 (one month prior to the maturity date of the floating rate notes). On or after                        , 2018 (one month prior to the maturity date of the floating rate notes), we may, at our option at any time and from time to time, redeem the floating rate notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the floating rate notes being redeemed plus accrued interest to the date of redemption.

Notice and Related Provisions

        We (or the trustee on our behalf) will mail notice of any redemption not less than 30 days and not more than 60 days before the redemption date. If we redeem only some of the notes of a series, it is the practice of DTC or its nominee to determine by lot the amount of notes to be redeemed by each of its participating institutions. Notice by DTC or its nominee to these participants and by participants to "street name" holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. Unless we default in payment of the redemption price on the redemption date, interest will cease to accrue on the notes or portions of notes called for redemption on and after the redemption date. On or before the redemption date, we will deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date.

Certain Definitions

        For purposes of the foregoing discussion of our optional redemption rights with respect to the 2020 fixed rate notes and the 2025 fixed rate notes, the following definitions are applicable:

        "Comparable Treasury Issue" means the U.S. Treasury security (selected by the Reference Treasury Dealer appointed by us for the purpose of selecting such U.S. Treasury security) as having a maturity comparable to the remaining term (the "Remaining Life") of the 2020 fixed rate notes or the 2025 fixed rate notes, as applicable, to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations or (3) if only one such Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

        "Reference Treasury Dealer" means each of Morgan Stanley & Co. LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and a Primary Treasury Dealer selected by Mitsubishi UFJ Securities (USA), Inc., or their respective affiliates which are primary U.S. Government securities dealers in New York City (each, a "Primary Treasury Dealer") and their respective successors plus one other Primary Treasury Dealer selected by us; provided, however, that if any of them ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer therefor.

        "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank

        The covenant described below is designed to ensure that, for so long as any notes are outstanding, MUAH will continue directly or indirectly to own and thus serve as the holding company for its "principal subsidiary banks." When we use the term "principal subsidiary banks," we mean each of:

  •
  MUB,

  •
  any other subsidiary bank the consolidated assets of which constitute 20% or more of the consolidated assets of MUAH and its subsidiaries; or

  •
  any subsidiary that owns any voting shares or certain rights to acquire voting shares of any principal subsidiary bank, and their respective successors, provided any such successor is a subsidiary bank or a subsidiary, as appropriate.

        As of the date of this prospectus supplement, MUAH's only principal subsidiary bank is MUB.

        The indenture prohibits MUAH, unless consent is obtained from the holders of the notes in accordance with the indenture, from:

  •
  selling or otherwise disposing of, and permitting a principal subsidiary bank to issue, voting shares or certain rights to acquire voting shares of a principal subsidiary bank,

  •
  permitting the merger or consolidation of a principal subsidiary bank with or into any other corporation, or

  •
  permitting the sale or other disposition of all or substantially all the assets of any principal subsidiary bank,

if, after giving effect to any one of such transactions and the issuance of the maximum number of voting shares issuable upon the exercise of all such rights to acquire voting shares of a principal subsidiary bank, MUAH would own directly or indirectly less than 80% of the voting shares of such principal subsidiary bank.

        These restrictions do not apply to:

  •
  transactions required by any law, or any regulation or order of any governmental authority,

  •
  transactions required as a condition imposed by any governmental authority to the acquisition by MUAH, directly or indirectly, of any other corporation or entity if:

  •
  MUAH would own at least 80% of the voting shares of the other corporation or entity;

  •
  the consolidated banking assets of MUAH would be at least equal to its consolidated banking assets prior to the transaction, and

  •
  the board of directors of MUAH shall have designated the other corporation or entity a principal subsidiary bank,

  •
  transactions that do not reduce the percentage of voting shares of such principal subsidiary bank owned directly or indirectly by MUAH, and

  •
  transactions where the proceeds are invested within 180 days after such transaction in any one or more subsidiary banks.

        The indenture does permit the following:

  •
  the merger of a principal subsidiary bank with and into a principal subsidiary bank or MUAH;

  •
  the consolidation of principal subsidiary banks into a principal subsidiary bank or MUAH, or

  •
  the sale or other disposition of all or substantially all of the assets of any principal subsidiary bank to another principal subsidiary bank or MUAH.

        In addition, the above covenant is subject to our rights in connection with a consolidation or merger of us with or into another person or transfer or lease of all or substantially all of our assets.

Restriction on Liens

        The purpose of the restriction on liens covenant is to preserve MUAH's direct or indirect interest in voting shares of principal subsidiary banks free of security interests of other creditors. The covenant permits certain specified liens and liens where the senior debt securities are equally secured. The indenture prohibits MUAH and its subsidiaries from creating or permitting any liens (other than certain tax and judgment liens) upon voting shares of any principal subsidiary bank to secure indebtedness for borrowed money unless the notes are equally and ratably secured. Notwithstanding this prohibition, we may create or permit the following:

  •
  purchase money liens and liens on voting shares of any principal subsidiary bank existing at the time such voting shares are acquired or created within 120 days thereafter,

  •
  the acquisition of any voting shares of any principal subsidiary bank subject to liens at the time of acquisition or the assumption of obligations secured by a lien on such voting shares,

  •
  under certain circumstances, renewals, extensions or refunding of the liens described in the two preceding bullets, and

  •
  liens to secure loans or other extensions of credit under Section 23A of the Federal Reserve Act or any successor or similar federal law or regulation.

Book-Entry, Delivery and Form

        We will issue each series of notes in book-entry form, as one or more global debt securities registered in the name of DTC, which will act as depositary. Beneficial interest in book-entry notes will be shown on, and transfers of the notes will be made only through, records maintained by DTC and its participants. The provisions set forth under "Legal Ownership and Book Entry Issuance" in the accompanying prospectus will apply to each series of notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF NOTES

        The following is a general discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes by a non-U.S. holder (as defined below) that holds the notes as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion is based upon the Code, Treasury regulations promulgated under the Code, and judicial decisions and administrative interpretations thereof, all as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect. The foregoing are subject to differing interpretations which could affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their particular circumstances, or to holders subject to special treatment under U.S. federal income tax laws, such as:

  •
  certain financial institutions,

  •
  insurance companies,

  •
  tax-exempt organizations,

  •
  brokers or dealers in securities or foreign currencies,

  •
  foreign governments or agencies,

  •
  certain former U.S. citizens or long-term residents,

  •
  controlled foreign corporations or passive foreign investment companies,

  •
  persons holding notes as part of a hedge, straddle or other integrated transaction for U.S. federal income tax purposes, or persons entering into a constructive sale with respect to the notes, or

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

        Furthermore, this discussion does not address any U.S. federal estate or gift tax laws or any state, local or foreign tax laws.

        This summary is for general information only and is not intended to constitute a complete description of all tax consequences for non-U.S. holders relating to the purchase, ownership and disposition of the notes. You are urged to consult your tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of the purchase, ownership and disposition of the notes.

        For purposes of this summary, a "non-U.S. holder" means a beneficial owner of the notes (other than a partnership or other entity classified as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

  •
  an individual citizen or resident of the United States,

  •
  a corporation or other entity treated as a corporation for U.S. federal income tax purposes organized in or under the laws of the United States, any state thereof, or the District of Columbia,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more United States person (as defined in the Code) have the authority to control all substantial decisions of that trust, or (ii) the trust has made an election under applicable Treasury regulations to be treated as a United States person.

        If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their own tax advisors.

        "Non-U.S. holder" does not include a holder who is a non-resident alien individual present in the United States for 183 days or more in the taxable year of disposition of a note. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange, retirement, redemption or other disposition of a note.

Interest

        Under present U.S. federal income tax law, and subject to the discussions below concerning backup withholding and withholding on payments to foreign financial entities and other foreign entities, the payment by MUAH or its paying agent of interest to a non-U.S. holder that is not effectively connected with such holder's U.S. trade or business will not be subject to U.S. federal income or withholding tax, provided the non-U.S. holder:

  •
  does not actually or constructively own 10% or more of the total combined voting power of all classes of MUAH's voting stock within the meaning of Section 871(h)(3) of the Code and the Treasury regulations thereunder,

  •
  is not a controlled foreign corporation that is related to MUAH,

  •
  is not a bank holding the notes as loans made in the ordinary course of business, and

  •
  satisfies certain certification requirements (summarized below).

In order to meet the aforementioned certification requirement, current Treasury regulations generally require that:

  •
  the non-U.S. holder (or its agent) deliver to the withholding agent an IRS Form W-8BEN or W-8BEN-E (or successor form), signed by the non-U.S. holder or its agent on its behalf, certifying its non-U.S. status, or

  •
  if the non-U.S. holder holds notes through a securities clearing organization or certain other financial institutions, the organization or institution that holds the notes provides a signed statement to the withholding agent that is accompanied by a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or successor form) provided by the non-U.S. holder to that same organization or institution.

        Special rules apply to the certifications that must be provided by entities such as partnerships, estates, trusts and intermediaries. Non-U.S. holders should consult their tax advisors regarding the application of the U.S. federal income and withholding tax rules to their particular circumstances. In the event that a non-U.S. holder does not meet the foregoing requirements, interest on the notes that is not effectively connected with a U.S. trade or business conducted by the non-U.S. holder will be subject to U.S. federal income and withholding tax at a rate of 30% unless reduced by an applicable income tax treaty.

        Interest on the notes that is effectively connected with a non-U.S. holder's U.S. trade or business will not be subject to U.S. federal withholding tax if the non-U.S. holder has so certified, generally on a properly completed and duly executed applicable IRS Form W-8ECI (or successor form). Such interest will be subject to U.S. federal income tax on a net basis generally in the same manner as applicable to United States citizens, resident aliens and domestic United States corporations unless an applicable income tax treaty provides otherwise. In addition, a foreign corporation may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. If a non-United States holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any interest that is effectively connected with a United States trade or business will be subject to United States federal income tax generally only if such interest is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the non-U.S. holder in the United States. To claim the benefit of an income tax treaty, a non-United States holder will need to provide a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or successor form).

Sale, Exchange, Retirement, Redemption or Other Disposition of the Notes

        Subject to the discussion below concerning backup withholding and FATCA, a non-U.S. holder of a note will not be subject to U.S. federal income tax on gain realized on the sale, exchange, retirement, redemption or other disposition of such note, unless the gain is effectively connected with the conduct by the holder of a trade or business in the United States.

        If a non-U.S. holder of a note is engaged in a trade or business in the United States, and if gain realized by the non-U.S. holder on a sale, exchange, redemption or other disposition of a note is effectively connected with the conduct of this trade or business, the non-U.S. holder will generally be taxed in the same manner as United States citizens, resident aliens, and domestic United States corporations on a net income basis, subject to an applicable income tax treaty providing otherwise. These holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including, in the case of corporate non-U.S. holders, the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

Backup Withholding and Information Reporting

        Information returns will be filed with the IRS in connection with payments on the notes. Unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes and the non-U.S. holder may be subject to backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder's U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding on Payments to Foreign Financial Entities and Other Foreign Entities

        Legislation enacted in 2010 and commonly referred to as FATCA may impose withholding taxes on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on interest paid on the notes, and gross proceeds from the sale or other disposition of the notes paid on or after January 1, 2017, to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any withheld amounts. Prospective investors should consult their tax advisors regarding this legislation.

UNDERWRITING

General

        MUAH and the underwriters for the offering (the "underwriters") named below for whom Morgan Stanley & Co. LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities (USA), Inc., are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of each series of notes indicated opposite its name in the following table.

Underwriters	Principal Amount of 2018 Fixed Rate Notes	Principal Amount of 2020 Fixed Rate Notes	Principal Amount of 2025 Fixed Rate Notes	Principal Amount of Floating Rate Notes
Morgan Stanley & Co. LLC	$	$	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Mitsubishi UFJ Securities (USA), Inc.

Total	$	$	$	$

        The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

        Notes sold by the underwriters to the public will initially be offered at the applicable price to the public set forth on the cover of this prospectus supplement. The underwriters may also offer notes to dealers at that price less concessions not in excess of        % of the principal amount of the 2018 fixed rate notes,        % of the principal amount of the 2020 fixed rate notes,        % of the principal amount of the 2025 fixed rate notes, and        % of the principal amount of the floating rate notes. The underwriters may allow, and these dealers may reallow, a concession to other dealers not in excess of        % of the principal amount of the 2018 fixed rate notes,        % of the principal amount of the 2020 fixed rate notes,        % of the 2025 fixed rate notes and        % of the principal amount of the floating rate notes. If all the notes are not sold at the applicable price to public, the representatives may change the offering prices and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

	Paid by Us for 2018 Fixed Rate Notes		Paid by Us for 2020 Fixed Rate Notes		Paid by Us for 2025 Fixed Rate Notes		Paid by Us for Floating Rate Notes
Per Note		%		%		%		%
Total	$		$		$		$

        The notes are new issues of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes. We do not plan to list the notes on any national securities exchange.

        In connection with the offering of the notes, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering of the notes. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering of the notes is in progress.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        We estimate that our share of the total expenses of the offering of the notes, excluding underwriting discounts, will be approximately $            .

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.

        This prospectus supplement and the accompanying prospectus may be used in market making transactions by broker-dealers who are affiliates of ours.

Relationships; Conflicts of Interest

        The underwriters or their affiliates may engage, or have engaged, in various general financing and banking transactions from time to time with us or our affiliates for which they have received, or will receive, customary compensation. From time to time, Mitsubishi UFJ Securities (USA), Inc. and Morgan Stanley & Co. LLC act as underwriters in connection with senior bank note offerings by MUB.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        As a result of our indirect parent, MUFG, beneficially owning more than 10% of the common equity of Mitsubishi UFJ Securities (USA), Inc. and Morgan Stanley, the parent company of Morgan Stanley & Co. LLC, each an underwriter, a "conflict of interest" exists within the meaning of Rule 5121 between us and these underwriters. Accordingly, this offering will be made in compliance with the requirements of Rule 5121. Neither of these underwriters will confirm sales of the notes to accounts over which it exercises discretionary authority without the prior written approval of the customer. Based on publicly available reports, MUFG holds a 22% interest in Morgan Stanley.

Selling Restrictions

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require MUAH or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an offer of notes to the public in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

        Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to MUAH; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

        The validity of the notes offered hereby will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Certain other legal matters in connection with this offering will be passed upon for us by Michael F. Coyne, Esq., General Counsel of MUFG Americas Holdings Corporation. The validity of the notes offered hereby will be passed upon for the underwriters by Sidley Austin LLP, New York, New York. Sidley Austin LLP has performed, and may perform in the future, certain legal services for us and our affiliates.

PROSPECTUS

$3,600,000,000

MUFG Americas Holdings Corporation

PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES

        MUFG Americas Holdings Corporation may offer and sell the following securities to the public from time to time in one or more offerings and series:

  •
  preferred stock

  •
  depositary shares representing preferred stock

  •
  debt securities

        All of the issued and outstanding shares of common stock of MUFG Americas Holdings Corporation are held indirectly by Mitsubishi UFJ Financial Group, Inc., a joint stock company (kabushiki kaisha) incorporated in Japan under the Commercial Code of Japan. Our principal executive offices are located at 1251 Avenue of the Americas, New York, New York, 10020, telephone (212) 782-5911.

        Investing in the securities being offered involves risks. See "Risk Factors" on page 3 of this prospectus.

        We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is February 4, 2015

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $3.6 billion. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." Unless otherwise indicated or the context otherwise requires, all references in this prospectus to "MUFG Americas Holdings Corporation," "MUAH," "the Company," "we," "our," "us" or similar terms refer to MUFG Americas Holdings Corporation, together with its subsidiaries. The securities described in this prospectus will not be obligations of, or guaranteed by, our indirect parent company, Mitsubishi UFJ Financial Group, Inc., or any other affiliate of ours.

        You should rely only on the information contained or incorporated by reference into this prospectus and any accompanying prospectus supplement. Neither we nor the underwriters have authorized any other person to provide you with information different from that contained in this prospectus and any accompanying prospectus supplement. We are offering to sell and are seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date such information is presented regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial position, results of operations or prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, therefore, we file reports and other information with the SEC. Such reports and other information concerning us can be read and copied at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549, or on the Internet at http://www.sec.gov, which is a website maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

        This prospectus is part of a registration statement filed with the SEC by us. The full registration statement can be obtained from the SEC as indicated above or from us.

        The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed or furnished with the SEC:

  •
  Annual Report on Form 10-K for the year ended December 31, 2013;

  •
  Quarterly Report on Form 10-Q for the period ended March 31, 2014;

  •
  Quarterly Report on Form 10-Q for the period ended June 30, 2014;

  •
  Quarterly Report on Form 10-Q for the period ended September 30, 2014;

  •
  Current Report on Form 8-K, filed January 2, 2014;

  •
  Current Report on Form 8-K, filed May 12, 2014;

  •
  Current Report on Form 8-K, filed July 1, 2014;

  •
  Current Report on Form 8-K, filed July 8, 2014; and

  •
  Current Report on Form 8-K, filed January 26, 2015.

        We also incorporate by reference any future filings (other than filings or portions of filings deemed furnished rather than filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of the securities made by this prospectus.

        We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus. Requests should be directed to Investor Relations, MUFG Americas Holdings Corporation, 1251 Avenue of the Americas, New York, New York, 10020, telephone (212) 782-5911.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplements and the documents incorporated by reference herein or therein include or may include forward-looking statements which are subject to the "safe harbor" created by section 27A of the Securities Act of 1933, as amended, and section 21E of the Exchange Act. These forward-looking statements are intended to provide investors with additional information with which they may assess our future potential. All of these forward-looking statements are based on assumptions about an uncertain future and are based on information available to us at the date of these statements. Do not rely unduly on forward-looking statements. There are numerous risks and uncertainties that could and will cause actual results to differ materially compared to those discussed in our forward-looking statements. Many of these factors are beyond our ability to control or predict and could have a material adverse effect on the market price of our securities, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, those referred to in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference herein, and in any subsequent documents incorporated by reference into this prospectus. We do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made except to the extent required by the federal securities laws.

RISK FACTORS

        Investment in these securities is subject to various risks, including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in the applicable prospectus supplements relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference herein, and in any subsequent documents incorporated by reference into this prospectus.

MUFG AMERICAS HOLDINGS CORPORATION

        We are a financial holding company and bank holding company whose principal subsidiary is MUFG Union Bank, N.A. ("MUB" or the "Bank"). We are a wholly-owned subsidiary of The Bank of Tokyo—Mitsubishi UFJ, Ltd. ("BTMU") which is a wholly-owned subsidiary of Mitsubishi UFJ Financial Group, Inc. ("MUFG"). Prior to July 1, 2014, MUFG Americas Holdings Corporation was named UnionBanCal Corporation and MUFG Union Bank, N.A. was named Union Bank, N.A.

        We service Corporate Banking, Investment Banking & Markets, and certain Transaction Banking customers through the MUFG brand and continue to serve Retail Banking & Wealth Markets, Commercial Banking, and Transaction Banking customers through the Union Bank brand. We provide a wide range of financial services to consumers, small businesses, middle-market companies and major corporations, both nationally and internationally. The Company had total consolidated assets of $110.9 billion at September 30, 2014.

        The Company's leadership is bicoastal with Retail Banking & Wealth Markets, Commercial Banking, and Transaction Banking leaders on the West Coast. Corporate Banking and Investment Banking & Markets leaders are based in New York City. The corporate headquarters (principal executive office) for MUB and MUAH is in New York City. MUB's main banking office is in San Francisco. Our website is located at https://www.unionbank.com/. We do not intend this internet address to be an active link or to otherwise incorporate the contents of this website into this prospectus.

 CAPITALIZATION AND INDEBTEDNESS

        The following table sets forth our capitalization, on a consolidated basis, as of September 30, 2014. The data should be read in conjunction with the consolidated financial statements and notes thereto included in the documents incorporated by reference in this prospectus.

(Dollars in millions except for per share amount)	September 30, 2014
Borrowed Funds
Federal funds purchased and securities sold under repurchase agreements, with a weighted average interest rate of 0.09%	$302
Commercial paper, with a weighted average interest rate of 0.14% at September 30, 2014	3,322
Term federal funds purchased, with a weighted average interest rate of 0.14% at September 30, 2014	252

Total commercial paper and other short-term borrowings	$3,876

Debt issued by MUFG Americas Holdings Corporation
Senior debt:
Fixed rate 3.50% notes due June 2022	$398
Subordinated debt:
Floating rate subordinated debt due December 2023. This note, which bears interest at 1.38% above 3-month LIBOR, had a rate of 1.61% at September 30, 2014	300
Junior subordinated debt payable to trusts(1):
Floating rate notes with maturities ranging from March 2033 to September 2036. These notes bear a combined weighted-average rate of 2.58% at September 30, 2014	66

Total debt issued by MUFG Americas Holdings Corporation	764

Debt issued by MUFG Union Bank, N.A. and other subsidiaries
Senior debt:
Fixed Federal Home Loan Bank advances with maturities ranging from February 2015 to February 2016. These notes bear a combined weighted-average rate of 2.56% at September 30, 2014	$800
Fixed rate 3.00% notes due June 2016	699
Fixed rate 1.50% notes due September 2016	499
Floating rate notes due September 2016. These notes, which bear interest at 0.75% above 3-month LIBOR, had a rate of 0.99% at September 30, 2014	500
Fixed rate 2.125% notes due June 2017	499
Fixed rate 2.625% notes due September 2018	1,000
Fixed rate 2.250% notes due May 2019	497
Floating rate notes due May 2017. These notes, which bear interest at 0.40% above 3-month LIBOR, had a rate of 0.64% at September 30, 2014	250
Subordinated debt:
Fixed rate 5.95% notes due May 2016	712
Subordinated debt due to BTMU:
Floating rate subordinated debt due June 2023. This note, which bears interest at 1.2% above 3-month LIBOR, had a rate of 1.43% at September 30, 2014	750
Capital lease obligations with a combined weighted-average interest rate of 4.88% at September 30, 2014(1)	14

Total debt issued by MUFG Union Bank, N.A. and other subsidiaries	6,220

Total long-term debt	$6,984

MUAH stockholder's equity:
Preferred stock:
Authorized 5,000,000 shares; no shares issued or outstanding	$—
Common stock, par value $1 per share:
Authorized 300,000,000 shares, 136,330,831 shares issued and outstanding as of September 30, 2014	136
Additional paid-in capital	7,223
Retained earnings	8,191
Accumulated other comprehensive loss	(499)

Total MUAH stockholder's equity	$15,051

TOTAL CAPITALIZATION	$25,911

(1)
Long-term debt assumed through acquisitions

 USE OF PROCEEDS

        Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold by us for general corporate purposes, including working capital, acquisitions and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods presented.

	For Nine Months Ended September 30, 2014	For Years Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges:
Excluding interest on deposits(1)	6.49	5.37	5.57	6.82	6.69	(0.54)
Including interest on deposits	3.50	2.91	3.09	3.74	2.84	0.58

(1)
The earnings for the year ended December 31, 2009 were inadequate to cover combined fixed charges. The coverage deficiency for the year was $233 million, which represents the Company's loss before income taxes.

        For purposes of computing these ratios, earnings represent consolidated income before income taxes and cumulative effects of accounting changes plus consolidated fixed charges. Combined fixed charges represent interest expense, including interest on deposits where indicated, and such portion of rental expense deemed representative of the interest factor. We are not required to present a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, our bylaws and the Delaware General Corporation Law ("DGCL"). Our certificate of incorporation and bylaws have been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

        Our authorized capital stock consists of 305,000,000 shares, of which 300,000,000 shares are common stock, par value $1.00 per share, and 5,000,000 shares are preferred stock, par value $1.00 per share. All of our issued and outstanding shares of common stock are held indirectly by Mitsubishi UFJ Financial Group, Inc., a joint stock company (kabushiki kaisha) incorporated in Japan under the Commercial Code of Japan. We will not offer or sell any of our shares of common stock or other securities convertible into shares of our common stock pursuant to this prospectus. At the date hereof, we have no authorized series of preferred stock and no shares of preferred stock outstanding.

        Under our certificate of incorporation, our board of directors is authorized, subject to prior approval by the holders of a majority of our issued and outstanding shares of common stock and limitations prescribed by law, to issue up to 5,000,000 shares of preferred stock in one or more series. The board has discretion, subject to prior stockholder approval, to determine the number and the rights, preferences, privileges and restrictions of each series, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. We may not issue shares of common stock or fix the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of shares of preferred stock without the prior approval of the holders of a majority of the issued and outstanding shares of our common stock.

        Subject to the rights, if any, of the holders of any series of preferred stock, and only with the prior approval of the holders of a majority of the shares of our issued and outstanding shares of common stock, the number of authorized shares of any class or series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by our board of directors.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the Deposit Agreement and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents have been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

        If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank selected by us. The bank must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.

        The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

        If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

        If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

        Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

        When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

        We and the depositary may agree to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

        We may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a Deposit Agreement will automatically terminate if:

  •
  the depositary has redeemed all related outstanding depositary shares, or

  •
  we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares. Payment of Fees and Expenses

        We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.

Resignation and Removal of Depositary

        At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The Deposit Agreement limits our obligations and the depositary's obligations to performance in good faith of the duties stated in the Deposit Agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

        The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt ("Senior Debt Securities"), our senior subordinated debt ("Senior Subordinated Debt Securities"), our subordinated debt ("Subordinated Debt Securities") or our junior subordinated debt ("Junior Subordinated Debt Securities" and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the "Subordinated Securities"). The debt securities we offer will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., acting as trustee. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with "original issue discount," or "OID," because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

  •
  the title;

  •
  the aggregate principal amount;

  •
  whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

  •
  whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

  •
  the price or prices at which the debt securities will be issued;

  •
  the date or dates on which principal is payable;

  •
  the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

  •
  interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

  •
  the right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

  •
  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

  •
  the currency or currencies of payment of principal or interest;

  •
  the terms applicable to any debt securities issued at a discount from their stated principal amount;

  •
  the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  •
  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity, and the terms and conditions of any acceleration;

  •
  if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

  •
  any other specific terms of any debt securities.

        The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

        Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

        Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Senior Debt Securities

        Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Junior Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for other securities or property of MUFG Americas Holdings Corporation. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control of MUFG Americas Holdings Corporation or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        Unless otherwise indicated, the term "Event of Default," when used in the indenture, means any of the following:

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  failure to pay interest for 30 days after the date payment is due and payable; provided that an extension of an interest payment period by MUFG Americas Holdings Corporation in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

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  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

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  failure to make sinking fund payments when due;

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  failure to perform any other covenant for 90 days after notice that performance was required;

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  events in bankruptcy, insolvency or reorganization of MUFG Americas Holdings Corporation; or

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  any other Event of Default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue series of debt securities.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. Unless otherwise indicated in the applicable prospectus supplement, if an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

        Unless otherwise indicated in the applicable prospectus supplement, if an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Senior Debt Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Senior Debt Securities may declare the entire principal amount of all of the series of Senior Debt Securities due and payable immediately.

        Similarly, unless otherwise indicated in the applicable prospectus supplement, if an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Subordinated Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Subordinated Securities may declare the entire principal amount of all of the series of Subordinated Securities due and payable immediately.

        If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of Senior Debt Securities or Subordinated Securities, as the case may be, then, unless otherwise indicated in the applicable prospectus supplement, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the Senior Debt Securities or the Subordinated Securities (each voting as a separate class), as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

        If an Event of Default relating to events in bankruptcy, insolvency or reorganization of MUFG Americas Holdings Corporation occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

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  the holder has previously given to the trustee written notice of default and continuance of that default;

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  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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  the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

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  the trustee has not instituted the action within 60 days of the request; and

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  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

        Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

        We are required to file annually with the Trustee a certificate, signed by an officer of MUFG Americas Holdings Corporation, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any Subordinated Securities will be expressly subject to the discharge and defeasance provisions of the indenture.

        We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time ("defeasance"). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default ("covenant defeasance"). We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

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  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

        Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

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  secure any debt securities;

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  evidence the assumption by a successor corporation of our obligations;

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  add covenants for the protection of the holders of debt securities;

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  cure any ambiguity or correct any inconsistency in the indenture;

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  establish the forms or terms of debt securities of any series; and

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  evidence and provide for the acceptance of appointment by a successor trustee.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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  extend the final maturity of any debt security;

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  reduce the principal amount or premium, if any;

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  reduce the rate or extend the time of payment of interest;

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  reduce any amount payable on redemption;

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  change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

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  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

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  modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Securities in a manner adverse to the holders of those securities;

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  alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

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  impair the right to institute suit for the enforcement of any payment on any debt security when due; or

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  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

        A prospectus supplement may set forth modifications or additions to these provisions with respect to a particular series of Debt Securities.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

        The indenture contains limitations on the right of the trustee, should it become a creditor of MUFG Americas Holdings Corporation, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

        The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

        The indenture provides that no incorporator and no past, present or future shareholder, officer or director, of MUFG Americas Holdings Corporation or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        We have obtained the information in this section concerning DTC, Clearstream, Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

General

        Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, we anticipate that securities will be issued in the form of one or more global certificates, or "global securities," registered in the name of a depositary or its nominee. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC, and global securities will be registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream Banking S.A., or "Clearstream," formerly Cedelbank, or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or "Euroclear." Investors may hold their interests in the securities directly if they are participants in such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold these interests in customers' securities accounts in the depositaries' names on the books of DTC. As specified in the relevant prospectus supplement or pricing supplement, a financial institution may act as depositary for Clearstream and Euroclear. We refer to these financial institutions in these capacities as the "U.S. Depositaries." Beneficial interests in the global securities will be held in authorized denominations of such securities. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Securities represented by a global security can be exchanged for definitive securities in registered form only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

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  at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

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  we in our sole discretion determine that the global security will be exchangeable for definitive securities in registered form and notify the trustee of our decision; or

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  an event of default with respect to the securities represented by that global security has occurred and is continuing.

        A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations of such securities in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

        If applicable, we will make payments with respect to all securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the securities represented by global securities. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

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  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global security;

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  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

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  the maintenance, supervision or review of any of DTC's records relating to these beneficial ownership interests.

        DTC has advised us that its current practice is to credit participants' accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC's records, upon DTC's receipt of funds and corresponding detail information. The underwriter will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the securities represented by that global security for all purposes of the securities. Owners of beneficial interests in the securities will not be entitled to have securities registered in their names. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of these securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

        We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform

Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934, as amended.

        DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

        DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations, or "Clearstream Participants," and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interacts with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter. Clearstream's U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

        Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or "Euroclear Participants," and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the "Euroclear Operator," under contract with Euroclear Clearance Systems plc, a Belgian corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with, a Euroclear Participant either directly or indirectly.

        The Euroclear Operator is a Belgian bank that is regulated by the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to in this prospectus as the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

        Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Euroclear has further advised us that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

        The Euroclear Operator has advised us that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-proprietary right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator's records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would then have the right under Belgian law only to the return of their pro rata share of the amount of interests in securities actually on deposit.

        Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interest in securities on its records.

Global Clearance and Settlement Procedures

        Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits with respect to securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

PLAN OF DISTRIBUTION

        MUFG Americas Holdings Corporation may sell preferred stock, depositary shares or any series of debt securities in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  by itself directly;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds to MUFG Americas Holdings Corporation from the sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

  •
  any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        If a dealer is used in the sale, MUFG Americas Holdings Corporation will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        Offered securities may be sold directly by MUFG Americas Holdings Corporation to one or more institutional purchasers, or through agents designated by MUFG Americas Holdings Corporation from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by MUFG Americas Holdings Corporation to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom MUFG Americas Holdings Corporation sells securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

 LEGAL MATTERS

        The validity of the securities being offered hereby is being passed upon for MUFG Americas Holdings Corporation by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2013 and the effectiveness of MUFG Americas Holdings Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

MUFG Americas Holdings Corporation

$            % Senior Notes due 2018
$            % Senior Notes due 2020
$            % Senior Notes due 2025
$            Floating Rate Senior Notes due 2018

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley	Barclays	BofA Merrill Lynch	MUFG